JPMorgan Chase Financial Company LLC	March 2026
Pricing Supplement
Registration Statement Nos. 333-270004 and 333-270004-01
Dated March 31, 2026
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Buffered Jump Securities with Auto-Callable Feature, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing value of each of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF on any of the determination dates (other than the final determination date) is greater than or equal to its applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 12.35% per annum (or 12.35% for the first determination date and increasing by 12.35% for each subsequent determination date), as described below. At maturity, if the securities have not previously been automatically redeemed and the final underlying value of each underlying is greater than or equal to 70% of its initial underlying value, which we refer to as its maturity redemption threshold level, the payment at maturity due on the securities will correspond to a return of approximately 12.35% per annum. If the securities have not been automatically redeemed prior to maturity and the final underlying value of any underlying is less than its maturity redemption threshold level, but the final underlying value of each underlying is greater than or equal to 60% of its initial underlying value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the stated principal amount. If, however, the securities have not been automatically redeemed prior to maturity and the final underlying value of any underlying is less than its downside threshold level, investors will lose 1.42857% of the stated principal amount for every 1% decline in the final underlying value of the worst performing underlying from its initial underlying value beyond the buffer amount of 30% and will receive a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if each of the underlyings closes at or above its applicable redemption threshold level on a determination date (other than the final determination date) or at or above its maturity redemption threshold level on the final determination date. Because all payments on the securities are based on the worst performing of the underlyings, a decline in the value of any underlying below its downside threshold level will result in a significant loss of your initial investment, even if the other underlyings appreciate or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlyings:

Russell 2000® Index (Bloomberg ticker: RTY Index) (the “RTY Index”), Nikkei 225 Index (Bloomberg ticker: NKY Index) (the “NKY Index”), EURO STOXX 50® Index (Bloomberg ticker: SX5E Index) (the “SX5E Index”) and iShares® MSCI Emerging Markets ETF (Blomberg ticker: EEM UP Equity) (the “EEM ETF”)

We refer to the RTY Index, the NKY Index and the SX5E Index as the underlying indices; the EEM ETF as the ETF; shares of the EEM ETF as the ETF Shares; and the underlying indices and the ETF Shares collectively as the underlyings.

Aggregate principal amount:	$1,875,000
Automatic early redemption:	If, on any of the determination dates (other than the final determination date), the closing value of each underlying is greater than or equal to its applicable redemption threshold level, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the applicable redemption date.
Early redemption payment:	The early redemption payment will be an amount equal to the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of approximately 12.35% per annum (or 12.35% for the first determination date and increasing by 12.35% for each subsequent determination date), as set forth under “Determination Dates, Redemption Threshold Levels, Redemption Dates and Redemption Payments” below.
No further payments will be made on the securities once they have been redeemed.
Payment at maturity:	If the securities have not previously been automatically redeemed, you will receive at maturity a cash payment as follows:
	• If the final underlying value of each underlying is greater than or equal to its maturity redemption threshold level:	the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 12.35% per annum, or $1,617.50
	• If the final underlying value of any underlying is less than its maturity redemption threshold level, but the final underlying value of each underlying is greater than or equal to its downside threshold level:	the stated principal amount
• If the final underlying value of any underlying is less than its downside threshold level:

$1,000 + [$1,000 × (underlying return of the worst performing underlying + buffer amount) × downside factor]

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of the securities and could be zero.

Buffer amount:	30%
Downside factor:	1.42857
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	March 31, 2026
Original issue date (settlement date):	April 7, 2026
Maturity date*:	April 3, 2031
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$10.00(2)	$987.50
$2.50(3)
Total	$1,875,000.00	$23,437.50	$1,851,562.50

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $10.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $2.50 for each $1,000 stated principal amount security

*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the

accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs” in this document

The estimated value of the securities on the pricing date was $940.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 13 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Terms continued from previous page:

Redemption threshold levels:	With respect to each underlying, as set forth under “Determination Dates, Redemption Threshold Levels, Redemption Dates and Redemption Payments” below
Maturity redemption threshold level:	With respect to each underlying, as set forth under “Determination Dates, Redemption Threshold Levels, Redemption Dates and Redemption Payments” below
Downside threshold level:

With respect to the RTY Index: 1,497.8244, which is equal to 60% of its initial underlying value

With respect to the NKY Index: 30,638.232, which is equal to 60% of its initial underlying value

With respect to the SX5E Index: 3,341.838, which is equal to 60% of its initial underlying value

With respect to the EEM ETF: $34.074, which is equal to 60% of its initial underlying value

Initial underlying value:

With respect to the RTY Index: 2,496.374, which is its closing value on the pricing date

With respect to the NKY Index: 51,063.72, which is its closing value on the pricing date

With respect to the SX5E Index: 5,569.73, which is its closing value on the pricing date

With respect to the EEM ETF: $56.79, which is its closing value on the pricing date

Final underlying value:	With respect to each underlying, its closing value on the final determination date
Worst performing underlying:	The underlying with the worst underlying return
Underlying return:	With respect to each underlying, (final underlying value - initial underlying value) / initial underlying value
Determination dates*:	As set forth under “Determination Dates, Redemption Threshold Levels, Redemption Dates and Redemption Payments” below
Redemption dates*:	As set forth under “Determination Dates, Redemption Threshold Levels, Redemption Dates and Redemption Payments” below
Share adjustment factor:	The share adjustment factor is referenced in determining the closing value of one ETF Share and is set initially at 1.0 on the pricing date. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
CUSIP/ISIN:	46660RGZ1 / US46660RGZ10
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Redemption Threshold Levels, Redemption Dates and Redemption Payments

Determination Dates*		Redemption Threshold Levels	Redemption Dates*	Redemption Payments (per security)
1st	April 7, 2027	With respect to the RTY Index: 2,496.374, which is equal to 100% of its initial underlying value With respect to the NKY Index: 51,063.72, which is equal to 100% of its initial underlying value With respect to the SX5E Index: 5,569.73, which is equal to 100% of its initial underlying value With respect to the EEM ETF: $56.79, which is equal to 100% of its initial underlying value	April 12, 2027	$1,123.50
2nd	March 31, 2028	With respect to the RTY Index: 2,309.14595, which is equal to 92.50% of its initial underlying value With respect to the NKY Index: 47,233.941, which is equal to 92.50% of its initial underlying value With respect to the SX5E Index: 5,152.00025, which is equal to 92.50% of its initial underlying value With respect to the EEM ETF: $52.53075, which is equal to 92.50% of its initial underlying value	April 5, 2028	$1,247.00
3rd	April 3, 2029	With respect to the RTY Index: 2,121.9179, which is equal to 85.00% of its initial underlying value With respect to the NKY Index: 43,404.162, which is equal to 85.00% of its initial underlying value With respect to the SX5E Index: 4,734.2705, which is equal to 85.00% of its initial underlying value With respect to the EEM ETF: $48.2715, which is equal to 85.00% of its initial underlying value	April 6, 2029	$1,370.50
4th	April 1, 2030	With respect to the RTY Index: 1,934.68985, which is equal to 77.50% of its initial underlying value With respect to the NKY Index: 39,574.383, which is equal to 77.50% of its initial underlying value With respect to the SX5E Index: 4,316.54075, which is equal to 77.50% of its initial underlying value With respect to the EEM ETF: $44.01225, which is equal to 77.50% of its initial underlying value	April 4, 2030	$1,494.00
Final	March 31, 2031 (final determination date)

With respect to the RTY Index: 1,747.4618, which is equal to 70% of its initial underlying value

With respect to the NKY Index: 35,744.604, which is equal to 70% of its initial underlying value

With respect to the SX5E Index: 3,898.811, which is equal to 70% of its initial underlying value

With respect to the EEM ETF: $39.753, which is equal to 70% of its initial underlying value

(with respect to each underlying, the maturity redemption threshold level)

			April 3, 2031 (maturity date)	$1,617.50 (maturity redemption payment)

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a

Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs” in this document

March 2026	Page 2

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Investment Summary

The Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031 Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF, which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of approximately 12.35% per annum (or 12.35% for the first determination date and increasing by 12.35% for each subsequent determination date) of the stated principal amount per security. If the closing value of each underlying is greater than or equal to its applicable redemption threshold level on any determination date (other than the final determination date), the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the applicable redemption date.

If the securities have not been automatically redeemed prior to maturity and if the final underlying value of each underlying is greater than or equal to its 70% of its initial underlying value, which we refer to as its maturity redemption threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 12.35% per annum, or $1,617.50. If the securities have not been automatically redeemed prior to maturity and the final underlying value of any underlying is less than its maturity redemption threshold level, but the final underlying value of each underlying is greater than or equal to 60% of its initial underlying value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the stated principal amount. However, if the securities have not been automatically redeemed prior to maturity and the final underlying value of any underlying is less than its downside threshold level, investors will lose 1.42857% of the stated principal amount for every 1% decline in the final underlying value of the worst performing underlying from the initial underlying value beyond the buffer amount of 30% and will receive a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Under these circumstances, the payment at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the underlying return of the worst performing underlying plus the buffer amount times (iii) the downside factor, which will be significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of the underlyings.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying is an “Underlying.”

Any values of the underlyings, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

March 2026	Page 3

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of approximately 12.35% per annum (or 12.35% for the first determination date and increasing by 12.35% for each subsequent determination date) of the stated principal amount per security if the closing value of each underlying is greater than or equal to its applicable redemption threshold level on any of the determination dates (other than the final determination date). If the securities have not been automatically redeemed prior to maturity and if the final underlying value of each underlying is greater than 70% of its initial underlying value, which we refer to as its maturity redemption threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 12.35% per annum, or $1,617.50. If the securities have not been automatically redeemed prior to maturity and the final underlying value of any underlying is less than its maturity redemption threshold level, but the final underlying value of each underlying is greater than or equal to 60% of its initial underlying value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the stated principal amount. However, if the securities have not been automatically redeemed prior to maturity and the final underlying value of any underlying is less than its downside threshold level, investors will lose 1.42857% of the stated principal amount for every 1% decline in the final underlying value of the worst performing underlying from its initial underlying value beyond the buffer amount of 30% and will receive a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1

On any of the determination dates (other than the final determination date), the closing value of each underlying is greater than or equal to its applicable redemption threshold level.

▪    The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of approximately 12.35% per annum (or 12.35% for the first determination date and increasing by 12.35% for each subsequent determination date). No further payments will be made on the securities once they have been redeemed.

▪     Investors will not participate in any appreciation of any underlying from its initial underlying value.

Scenario 2

The securities have not been previously automatically redeemed and the final underlying value of each underlying is greater than or equal to its maturity redemption threshold level.

▪    The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 12.35% per annum, or $1,617.50.

▪     Investors will not participate in any appreciation of any underlying from its initial underlying value.

Scenario 3

The securities have not been previously automatically redeemed and the final underlying value of any underlying is less than its maturity redemption threshold level, but the final underlying value of each underlying is greater than or equal to its downside threshold level.

▪    The payment due at maturity will be the stated principal amount.

March 2026	Page 4

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Scenario 4

The securities have not been previously automatically redeemed and the final underlying value of any underlying is less than its downside threshold level.

▪    The payment due at maturity will be calculated as follows, and investors will lose 1.42857% of the stated principal amount for every 1% decline in the final underlying value of the worst performing underlying from its initial underlying value beyond the buffer amount of 30%:

$1,000 + [$1,000 × (underlying return of the worst performing underlying + buffer amount) × downside factor].

▪    Investors will lose a significant portion, and may lose all, of their principal in this scenario.

March 2026	Page 5

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing values of the underlyings and (2) the final underlying values of the underlyings.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

March 2026	Page 6

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive an early redemption payment or the maturity redemption payment, as applicable, will be determined by reference to the closing value of each underlying on each determination date (prior to the final determination date) or the final underlying value of each underlying, as applicable. The hypothetical initial underlying value of each underlying of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial underlying value of any underlying. The actual initial underlying value of each underlying is the closing value of that underlying on the pricing date and is specified on the cover of this pricing supplement. For historical data regarding the actual closing values of each underlying, please see the historical information set forth under “Russell 2000® Index Overview,” “Nikkei 225 Index Overview,” “EURO STOXX 50® Index Overview” and “iShares® MSCI Emerging Markets ETF Overview,” as applicable, in this pricing supplement. The actual redemption threshold levels, the maturity redemption threshold level and downside threshold level of each underlying, the early redemption payments and the maturity redemption payment are specified on the cover of this pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$1,000 per security
Hypothetical initial underlying value:	With respect to the RTY Index: 100.000 With respect to the NKY Index: 100.00 With respect to the SX5E Index: 100.00 With respect to the EEM ETF: $100.00
Hypothetical redemption threshold level:

•       1st determination date:

With respect to the RTY Index: 100.000, which is 100% of its hypothetical initial underlying value

With respect to the NKY Index: 100.00, which is 100% of its hypothetical initial underlying value

With respect to the SX5E Index: 100.00, which is 100% of its hypothetical initial underlying value

With respect to the EEM ETF: $100.00, which is 100% of its hypothetical initial underlying value

•       2nd determination date:

With respect to the RTY Index: 92.500, which is 92.50% of its hypothetical initial underlying value

With respect to the NKY Index: 92.50, which is 92.50% of its hypothetical initial underlying value

With respect to the SX5E Index: 92.50, which is 92.50% of its hypothetical initial underlying value

With respect to the EEM ETF: $92.50, which is 92.50% of its hypothetical initial underlying value

•       3rd determination date:

With respect to the RTY Index: 85.000, which is 85% of its hypothetical initial underlying value

With respect to the NKY Index: 85.00, which is 85% of its hypothetical initial underlying value

With respect to the SX5E Index: 85.00, which is 85% of its hypothetical initial underlying value

With respect to the EEM ETF: $85.00, which is 85% of its hypothetical initial underlying value

•       4th determination date:

With respect to the RTY Index: 77.500, which is 77.50% of its hypothetical initial underlying value

With respect to the NKY Index: 77.50, which is 77.50% of its hypothetical initial underlying value

With respect to the SX5E Index: 77.50, which is 77.50% of its hypothetical initial underlying value

With respect to the EEM ETF: $77.50, which is 77.50% of its hypothetical initial underlying value

Hypothetical maturity redemption threshold level:

With respect to the RTY Index: 70.000, which is 70% of its hypothetical initial underlying value

With respect to the NKY Index: 70.00, which is 70% of its hypothetical initial underlying value

With respect to the SX5E Index: 70.00, which is 70% of its hypothetical initial underlying value

With respect to the EEM ETF: $70.00, which is 70% of its hypothetical initial underlying value

Hypothetical downside threshold level:

With respect to the RTY Index: 60.000, which is 60% of its hypothetical initial underlying value

With respect to the NKY Index: 60.00, which is 60% of its hypothetical initial underlying value

With respect to the SX5E Index: 60.00, which is 60% of its hypothetical initial underlying value

With respect to the EEM ETF: $60.00, which is 60% of its hypothetical initial underlying value

March 2026	Page 7

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Early redemption payment:	An amount in cash per stated principal amount that increases over the term of the securities, corresponding to a return of approximately 12.35% per annum, as follows:
• 1st determination date: $1,123.50 • 2nd determination date: $1,247.00 • 3rd determination date: $1,370.50 • 4th determination date: $1,494.00
Maturity redemption payment:	$1,617.50

In Examples 1 and 2, the closing value of each underlying fluctuates over the term of the securities and the closing value of each underlying is greater than or equal to its applicable redemption threshold level on one of the determination dates (other than the final determination date). Because the closing value of each underlying is greater than or equal to its applicable redemption threshold level on one of the determination dates (other than the final determination date), the securities are automatically redeemed following the relevant determination date. In Examples 3, 4 and 5, the closing value of at least one underlying is less than its applicable redemption threshold level on each of the determination dates (other than the final determination date), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

March 2026	Page 8

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

How to calculate the payment upon automatic redemption or at maturity:

Example 1 — the securities are redeemed following the first determination date

Date	RTY Index Closing Value	NKY Index Closing Value	SX5E Index Closing Value	EEM ETF Closing Value	Payment (per Security)
1st Determination Date	105 (at or above redemption threshold level)	100 (at or above redemption threshold level)	110 (at or above redemption threshold level)	$105 (at or above redemption threshold level)	$1,123.50
2nd Determination Date	—	—	—	—	—
3rd and 4th Determination Dates	—	—	—	—	—
Final Determination Date	—	—		—	—

The securities are automatically redeemed following the first determination date as the closing value of each underlying on the first determination date is at or above its applicable redemption threshold level. Following the first determination date, you will receive the early redemption payment with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately one year and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $1,123.50 per security.

Example 2 — the securities are redeemed following the third determination date

Date	RTY Index Closing Value	NKY Index Closing Value	SX5E Index Closing Value	EEM ETF Closing Value	Payment (per Security)
1st Determination Date	75 (below redemption threshold level)	105 (at or above redemption threshold level)	85 (below redemption threshold level)	$100 (at or above redemption threshold level)	—
2nd Determination Date	85 (below redemption threshold level)	115 (at or above redemption threshold level)	90 (below redemption threshold level)	$105 (at or above redemption threshold level)	—
3rd Determination Date	90 (at or above redemption threshold level)	125 (at or above redemption threshold level)	95 (at or above redemption threshold level)	$110 (at or above redemption threshold level)	$1,370.50
4th Determination Date	—	—	—	—	—
Final Determination Date	—	—	—	—	—

The securities are automatically redeemed following the third determination date. In this example, the securities are redeemed early following the third determination date as this is the first determination date on which the closing value of

March 2026	Page 9

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

each underlying is greater than or equal to its applicable redemption threshold level, even though the closing values of each underlying are progressively increasing on each successive determination date. Following the third determination date, you will receive the early redemption payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately 3 years and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $1,370.50 per security.

Example 3 — the securities are not automatically redeemed prior to maturity

Date	RTY Index Closing Value	NKY Index Closing Value	SX5E Index Closing Value	EEM ETF Closing Value	Payment (per Security)
1st Determination Date	105 (at or above redemption threshold level)	105 (at or above redemption threshold level)	85 (below redemption threshold level)	$110 (at or above redemption threshold level)	—
2nd Determination Date	110 (at or above redemption threshold level)	90 (below redemption threshold level)	100 (at or above redemption threshold level)	$100 (at or above redemption threshold level)	—
3rd Determination Date	80 (below redemption threshold level)	110 (at or above redemption threshold level)	120 (at or above redemption threshold level)	$105 (at or above redemption threshold level)	—
4th Determination Date	60 (below redemption threshold level)	70 (below redemption threshold level)	65 (below redemption threshold level)	$75 (below redemption threshold level)	—
Final Determination Date	180 (above maturity redemption threshold level)	185 (above maturity redemption threshold level)	190 (above maturity redemption threshold level)	$200 (above maturity redemption threshold level)	$1,617.50

The securities are not automatically redeemed prior to maturity and the final underlying value of each underlying is greater than its maturity redemption threshold level. Following the final determination date, you will receive the maturity redemption payment with respect to the final determination date.

This example represents the maximum amount payable on the securities, and illustrates that although the closing value of each underlying has appreciated significantly, the investor’s return is limited to the maturity redemption payment, without any participation in the appreciation of the underlyings. The total payment on the securities will be $1,617.50 per security.

March 2026	Page 10

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Example 4 — the securities are not automatically redeemed prior to maturity

Date	RTY Index Closing Value	NKY Index Closing Value	SX5E Index Closing Value	EEM ETF Closing Value	Payment (per Security)
1st Determination Date	105 (at or above redemption threshold level)	115 (at or above redemption threshold level)	95 (below redemption threshold level)	$110 (at or above redemption threshold level)	—
2nd Determination Date	90 (below redemption threshold level)	110 (at or above redemption threshold level	105 (at or above redemption threshold level)	$115 (at or above redemption threshold level)	—
3rd Determination Date	110 (at or above redemption threshold level)	75 (below redemption threshold level)	80 (below redemption threshold level)	$100 (at or above redemption threshold level)	—
4th Determination Date	65 (below redemption threshold level)	70 (below redemption threshold level)	75 (below redemption threshold level)	$60 (below redemption threshold level)	—
Final Determination Date	115 (at or above maturity redemption threshold level)	65 (below maturity redemption threshold level, at or above downside threshold level)	120 (at or above maturity redemption threshold level)	$105 (at or above maturity redemption threshold level)	$1,000.00

The securities are not automatically redeemed prior to maturity. The final underlying value of one underlying is below its maturity redemption threshold level, but the final underlying value of each underlying is greater than its downside threshold level. Following the final determination date, you will receive the stated principal amount at maturity.

The total payment on the securities is $1,000 per $1,000 stated principal amount security.

March 2026	Page 11

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Example 5 — the securities are not automatically redeemed prior to maturity

Date	RTY Index Closing Value	NKY Index Closing Value	SX5E Index Closing Value	EEM ETF Closing Value	Payment (per Security)
1st Determination Date	90 (below redemption threshold level)	95 (below redemption threshold level)	85 (below redemption threshold level)	$80 (below redemption threshold level)	—
2nd Determination Date	85 (below redemption threshold level)	90 (below redemption threshold level)	80 (below redemption threshold level)	$75 (below redemption threshold level)	—
3rd Determination Date	60 (below redemption threshold level)	80 (below redemption threshold level)	70 (below redemption threshold level)	$75 (below redemption threshold level)	—
4th Determination Date	60 (below redemption threshold level)	75 (below redemption threshold level)	65 (below redemption threshold level)	$70 (below redemption threshold level)	—
Final Determination Date	65 (below maturity redemption threshold level, at or above downside threshold level)	60 (below maturity redemption threshold level, at or above downside threshold level)	50 (below downside threshold level)	$105 (at or above maturity redemption threshold level)	$714.286

The securities are not automatically redeemed prior to maturity. The final underlying value of one underlying is less than its downside threshold level. As the final underlying value of at least one underlying is less than its downside threshold level, you lose 1.42857% of the stated principal amount for every 1% decline in the final underlying value of the worst performing underlying from its initial underlying value beyond the buffer amount of 30.00%. Accordingly, you receive a cash payment at maturity calculated as follows:

$1,000 + [$1,000 × (underlying return of the worst performing underlying + buffer amount) × downside factor]

= $1,000 + [$1,000 × (-50% + 30%) × 1.42857] = $714.286

The total payment on the securities is $714.286 per security, representing a substantial loss on your initial investment.

Although the closing value of the worst performing underlying may have been greater than or equal to its downside threshold level throughout the term of the securities prior to the final determination date, because its final underlying value is less than its downside threshold level, the investor will receive a payment at maturity that is significantly less than the stated principal amount and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

March 2026	Page 12

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement and Annex A to the accompanying prospectus addendum. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlying value of any of the underlyings is less than its downside threshold level, you will lose 1.42857% of the stated principal amount for every 1% decline in the final underlying value of the worst performing underlying from its initial underlying value beyond the buffer amount of 30%. In this case, your payment at maturity will be significantly less than the stated principal amount and could be zero.
▪	The appreciation potential of the securities is limited. Your potential gain on the securities will be limited to the fixed early redemption payment specified for each determination date (other than the final determination date) or the maturity redemption payment with respect to the final determination date, as applicable, regardless of the appreciation of any of the underlyings, which may be significant. You may receive a lower payment if the securities are automatically redeemed or at maturity, as the case may be, than you would have if you had invested directly in any of the underlyings.
▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. The performance of the underlyings may not be correlated. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. Accordingly, your investment is subject to the risk of decline in the closing value of each underlying.

To receive any early redemption payment or the maturity redemption payment, each underlying must close at or above its applicable redemption threshold level on a determination date (other than the final determination date) or at or above its maturity redemption threshold level on the final determination date.  In addition, if the securities have not been automatically redeemed and any underlying has declined to below its downside threshold level as of the final determination date, you will lose 1.42857% of the stated principal amount for every 1% decline in the final underlying value of the worst performing underlying from its initial underlying value beyond the buffer amount of 30%, even if the other underlyings have appreciated.  Under this scenario, the value of any payment at maturity will be significantly less than the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of no early redemption payment or maturity redemption payment and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any early redemption payment or maturity redemption payment, or that you will suffer a significant loss on your investment, is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying. With four underlyings, it is more likely that any one underlying will close below its applicable redemption threshold level on a determination date or below its maturity redemption threshold level or downside threshold level on the final determination date than if the securities were linked to only one underlying. In addition, you will not benefit from the performance of any underlying other than the worst performing underlying. Therefore, it is more likely that you will not receive any early redemption payment or maturity redemption payment and that you will suffer a significant loss on your investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase &

March 2026	Page 13

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
▪	Investors will not participate in any appreciation of any underlying. Investors will not participate in any appreciation of any underlying from its initial underlying value, and the return on the securities will be limited to the early redemption payment that is paid with respect to the first determination date (other than the final determination date) on which the closing value of each underlying is greater than or equal to its applicable redemption threshold level or the maturity redemption payment that is paid with respect to the final determination date if the final underlying value of each underlying is greater than or equal to its maturity redemption threshold level. It is possible that the closing value of any of the underlyings could be below its applicable redemption threshold level on all of the determination dates prior to the final determination date so that you will receive no early redemption payment, or below its maturity redemption threshold level on the final determination date so that you will not receive the maturity redemption payment. If you do not receive an early redemption payment or the maturity redemption payment, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs. Upon the announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the securities or our ability to hedge or perform our obligations under the securities, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the

March 2026	Page 14

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial underlying values, the redemption threshold levels, the maturity redemption threshold levels and the downside threshold levels and will determine the final underlying values and whether the closing value of any underlying on any determination date (other than the final determination date) is below its applicable redemption threshold level and whether the final underlying value of any underlying is below its maturity redemption threshold level and/or its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing values of the underlyings. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial underlying values, and, as a result, the redemption threshold levels, which are the respective values at or above which the underlyings must close on any determination date (other than the final determination date) in order for you to receive an early redemption payment, the maturity redemption threshold levels, which are the respective values at or above which the underlyings must close on the final determination date in order for you to receive the maturity redemption payment, and the downside threshold levels, which are the respective values at or above which the underlyings must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing values of the underlyings on the determination dates and, accordingly, whether you will be entitled to an early redemption payment on any determination date (other than the final determination date) and the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original

March 2026	Page 15

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing value of each underlying, including:

March 2026	Page 16

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of each underlying;
o	the time to maturity of the securities;
o	whether the final underlying value of any underlying is expected to be less than its downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the ETF Shares and the equity securities included in or held by the underlyings;
o	the actual and expected positive or negative correlation among the underlyings, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in or held by the NKY Index, the SX5E Index and the ETF trade and the correlation among those rates and the values of the NKY Index, the SX5E Index and the ETF;
o	the occurrence of certain events to the ETF that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlyings

▪	Investing in the securities is not equivalent to investing in any underlying. Investing in the securities is not equivalent to investing in any underlying or any component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF or the stocks that constitute any underlying index or that are held by the ETF.
▪	Adjustments to any underlying index could adversely affect the value of the securities. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	Adjustments to the ETF or its underlying index could adversely affect the value of the securities. Those responsible for calculating and maintaining the ETF and its underlying index can add, delete or substitute the components of the ETF or its underlying index, or make other methodological changes that could change the value of the ETF or its underlying index. Any of these actions could adversely affect the value of the ETF and, consequently, the value of the securities.
▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the NKY Index, the SX5E Index and the ETF. The equity securities included in or held by the NKY Index, the SX5E Index and the ETF have been issued by non-U.S. companies. Investments in securities linked to the value of such

March 2026	Page 17

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the NKY Index and the SX5E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the NKY Index and the SX5E Index are based, although any currency fluctuations could affect the performance of the NKY Index or the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	There are risks associated with the ETF. Although the ETF is listed for trading on a securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF or that there will be liquidity in the trading market. The ETF is subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF and, consequently, the value of the securities.
▪	The performance and market value of the ETF Shares, particularly during periods of market volatility, may not correlate with the performance of its underlying index as well as the net asset value per ETF Share. The iShares® MSCI Emerging Markets ETF does not fully replicate its underlying index and may hold securities different from those included in its underlying index. In addition, the performance of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF Shares and its underlying index. In addition, corporate actions with respect to the equity securities underlying the ETF Shares (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and its underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying the ETF Shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the underlying index as well as the net asset value per ETF Share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

▪	The securities are subject to currency exchange risk with respect to the ETF. Because the prices of the non-U.S. equity securities underlying the ETF Shares are converted into U.S. dollars for the purposes of calculating the net asset value of the ETF Shares, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which the non-U.S. equity securities underlying the ETF Shares are traded. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against those currencies, the net asset value of the ETF Shares will be adversely affected and the amount we pay you at maturity, if any, may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;

March 2026	Page 18

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	The securities entail emerging markets risk with respect to the ETF. The equity securities underlying the ETF Shares have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	Recent executive orders may adversely affect the performance of the ETF Shares. Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the underlying index for the ETF has recently removed the equity securities of a small number of companies from that underlying index in response to these executive orders and, as a result, these stocks have also been removed from the ETF. If the issuer of any of the equity securities held by the ETF is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the ETF Shares. In addition, under these circumstances, each of the sponsor of the underlying index for the ETF and the ETF is expected to remove the equity securities of that company from that underlying index and the ETF, respectively. Any changes to the composition of the ETF in response to these executive orders could adversely affect the performance of the ETF Shares.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities, the ETF Shares or the securities included in or held by any underlying, or engaging in transactions in them, and any such action could adversely affect the value of the securities or any underlying. These legislative and regulatory actions could result in restrictions on the securities. You may lose some or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.
▪	The anti-dilution protection for the ETF is limited. The calculation agent will make adjustments to the share adjustment factor for certain events affecting the ETF. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

March 2026	Page 19

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Information as of market close on March 31, 2026:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 1/22/2026):	2,718.765
Current Closing Value:	2,496.374	52 Week Low (on 4/8/2025):	1,760.710
52 Weeks Ago (on 3/31/2025):	2,011.913

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the period from January 1, 2021 through March 31, 2026. The graph following the table sets forth the daily closing values of the RTY Index during the same period. The closing value of the RTY Index on March 31, 2026 was 2,496.374. We obtained the closing value information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the RTY Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the RTY Index is not reflected in its closing value and, therefore, has no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter	2,442.031	2,180.146	2,230.158
2025
First Quarter	2,317.968	1,993.690	2,011.913
Second Quarter	2,175.035	1,760.710	2,175.035
Third Quarter	2,467.697	2,166.780	2,436.484
Fourth Quarter	2,590.605	2,305.112	2,481.907
2026
First Quarter	2,718.765	2,414.006	2,496.374

March 2026	Page 20

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Russell 2000® Index Historical Performance – Daily Closing Values* January 4, 2021 to March 31, 2026

*The red dotted line in the graph indicates the maturity redemption threshold level, equal to 70% of the closing value on March 31, 2026, and the black dotted line in the graph indicates the downside threshold level, equal to 60% of the closing value on March 31, 2026.

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. See “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

March 2026	Page 21

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Nikkei 225 Index Overview

The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is based on 225 underlying stocks trading on the Tokyo Stock Exchange, Inc., which we refer to as the TSE, representing a broad cross-section of Japanese industries. All of these underlying stocks are stocks listed on the TSE Prime Market. Stocks listed on the TSE Prime Market are among the most actively traded stocks on the TSE. For additional information about the Nikkei 225 Index, see “Equity Index Descriptions ― The Nikkei 225 Index” in the accompanying underlying supplement.

Information as of market close on March 31, 2026:

Bloomberg Ticker Symbol:	NKY	52 Week High (on 2/27/2026):	58,850.27
Current Closing Value:	51,063.72	52 Week Low (on 4/7/2025):	31,136.58
52 Weeks Ago (on 3/31/2025):	35,617.56

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NKY Index for each quarter in the period from January 1, 2021 through March 31, 2026. The graph following the table sets forth the daily closing values of the NKY Index during the same period. The closing value of the NKY Index on March 31, 2026 was 51,063.72. We obtained the closing value information above and in the table and graph below from Bloomberg, without independent verification. The historical values of the NKY Index should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the NKY Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the NKY Index is not reflected in its closing value and, therefore, has no effect on the calculation of the payment at maturity.

Nikkei 225 Index	High	Low	Period End
2021
First Quarter	30,467.75	27,055.94	29,178.80
Second Quarter	30,089.25	27,448.01	28,791.53
Third Quarter	30,670.10	27,013.25	29,452.66
Fourth Quarter	29,808.12	27,528.87	28,791.71
2022
First Quarter	29,332.16	24,717.53	27,821.43
Second Quarter	28,246.53	25,748.72	26,393.04
Third Quarter	29,222.77	25,935.62	25,937.21
Fourth Quarter	28,383.09	26,093.67	26,094.50
2023
First Quarter	28,623.15	25,716.86	28,041.48
Second Quarter	33,706.08	27,472.63	33,189.04
Third Quarter	33,753.33	31,450.76	31,857.62
Fourth Quarter	33,681.24	30,526.88	33,464.17
2024
First Quarter	40,888.43	33,288.29	40,369.44
Second Quarter	39,838.91	37,068.35	39,583.08
Third Quarter	42,224.02	31,458.42	37,919.55
Fourth Quarter	40,281.16	37,808.76	39,894.54
2025
First Quarter	40,083.30	35,617.56	35,617.56
Second Quarter	40,487.39	31,136.58	40,487.39
Third Quarter	45,754.93	39,459.62	44,932.63
Fourth Quarter	52,411.34	44,550.85	50,339.48
2026
First Quarter	58,850.27	51,063.72	51,063.72

March 2026	Page 22

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Nikkei 225 Index Historical Performance – Daily Closing Values* January 4, 2021 to March 31, 2026

*The red dotted line in the graph indicates the maturity redemption threshold level, equal to 70% of the closing value on March 31, 2026, and the black dotted line in the graph indicates the downside threshold level, equal to 60% of the closing value on March 31, 2026.

License Agreement. JPMorgan Chase & Co. or its affiliate expects to enter into an agreement with Nikkei Inc. that would provide it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities.  For more information, see “Equity Index Descriptions — The Nikkei 225 Index — License Agreement” in the accompanying underlying supplement.

March 2026	Page 23

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions ― The STOXX Benchmark Indices” in the accompanying underlying supplement.

Information as of market close on March 31, 2026:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 2/25/2026):	6,173.32
Current Closing Value:	5,569.73	52 Week Low (on 4/9/2025):	4,622.14
52 Weeks Ago (on 3/31/2025):	5,248.39

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter in the period from January 1, 2021 through March 31, 2026. The graph following the table sets forth the daily closing values of the SX5E Index during the same period. The closing value of the SX5E Index on March 31, 2026 was 5,569.73. We obtained the closing value information above and in the table and graph below from Bloomberg, without independent verification. The historical values of the SX5E Index should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the SX5E Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the SX5E Index is not reflected in its closing value and, therefore, has no effect on the calculation of the payment at maturity.

EURO STOXX 50® Index	High	Low	Period End
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter	5,540.69	4,871.45	5,248.39
Second Quarter	5,454.65	4,622.14	5,303.24
Third Quarter	5,529.96	5,165.60	5,529.96
Fourth Quarter	5,796.22	5,515.09	5,791.41
2026
First Quarter	6,173.32	5,501.28	5,569.73

March 2026	Page 24

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance – Daily Closing Values* January 4, 2021 to March 31, 2026

*The red dotted line in the graph indicates the maturity redemption threshold level, equal to 70% of the closing value on March 31, 2026, and the black dotted line in the graph indicates the downside threshold level, equal to 60% of the closing value on March 31, 2026.

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The STOXX Benchmark Indices — License Agreement” in the accompanying underlying supplement.

March 2026	Page 25

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund of iShares®, Inc. (“iShares®”), a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which we refer to as the underlying index with respect to the iShares® MSCI Emerging Markets ETF. The underlying index with respect to the iShares® MSCI Emerging Markets ETF is currently the MSCI Emerging Markets Index. Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information about the iShares® MSCI Emerging Markets ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

Information as of market close on March 31, 2026:

Bloomberg Ticker Symbol:	EEM	52 Week High (on 2/25/2026):	$63.31
Current Closing Value:	$56.79	52 Week Low (on 4/8/2025):	$38.52
52 Weeks Ago (on 3/31/2025):	$43.70

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the ETF Shares for each quarter in the period from January 1, 2021 through March 31, 2026. The graph following the table sets forth the daily closing values of the ETF Shares during the same period. The closing value of the ETF Shares on March 31, 2026 was $56.79. We obtained the closing value information above and in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the ETF Shares, such as stock splits. The historical values of the ETF Shares should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the ETF Shares at any time, including on the determination dates.

iShares® MSCI Emerging Markets ETF	High	Low	Period End
2021
First Quarter	$57.96	$51.68	$53.34
Second Quarter	$56.09	$52.01	$55.15
Third Quarter	$54.84	$49.50	$50.38
Fourth Quarter	$52.50	$47.44	$48.85
2022
First Quarter	$50.85	$41.54	$45.15
Second Quarter	$46.71	$39.40	$40.10
Third Quarter	$41.05	$34.88	$34.88
Fourth Quarter	$39.54	$33.93	$37.90
2023
First Quarter	$42.50	$37.27	$39.46
Second Quarter	$41.02	$38.19	$39.56
Third Quarter	$41.95	$37.76	$37.95
Fourth Quarter	$40.30	$36.53	$40.21
2024
First Quarter	$41.36	$37.68	$41.08
Second Quarter	$43.79	$39.71	$42.59
Third Quarter	$46.70	$40.42	$45.86
Fourth Quarter	$47.36	$41.82	$41.82
2025
First Quarter	$45.34	$40.81	$43.70
Second Quarter	$48.28	$38.52	$48.24
Third Quarter	$53.40	$48.07	$53.40
Fourth Quarter	$56.01	$51.94	$54.71

March 2026	Page 26

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

iShares® MSCI Emerging Markets ETF	High	Low	Period End
2026
First Quarter	$63.31	$54.75	$56.79

iShares® MSCI Emerging Markets ETF Historical Performance – Daily Closing Values* January 4, 2021 to March 31, 2026

*The red dotted line in the graph indicates the maturity redemption threshold level, equal to 70% of the closing value on March 31, 2026, and the black dotted line in the graph indicates the downside threshold level, equal to 60% of the closing value on March 31, 2026.

This document relates only to the securities offered hereby and does not relate to the ETF Shares.  We have derived all disclosures contained in this document regarding the iShares® MSCI Emerging Markets ETF from the publicly available documents described in the first paragraph under this “iShares® MSCI Emerging Markets ETF Overview” section, without independent verification.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI Emerging Markets ETF.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “iShares® MSCI Emerging Markets ETF Overview” section) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® MSCI Emerging Markets ETF could affect the value received at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

The MSCI Emerging Markets Index.  The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. For additional information about the MSCI Emerging Markets Index, see the information set forth under “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.

March 2026	Page 27

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

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JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Russell 2000® Index Overview,” “Nikkei 225 Index Overview,” “EURO STOXX 50® Index Overview” and “iShares® MSCI Emerging Markets ETF Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other

March 2026	Page 29

JPMorgan Chase Financial Company LLC

Enhanced Buffered Jump Securities with Auto-Callable Feature due April 3, 2031

Based on the Worst Performing of the Russell 2000® Index, the Nikkei 225 Index, the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

• Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

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